UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 11, 2012, Bottomline Technologies (de), Inc. (“Bottomline”) completed its previously announced acquisition of Albany Software Ltd. (“Albany”), a UK based corporation. Bottomline acquired, through a UK subsidiary, all of the outstanding share capital of Albany from Albany’s stockholders in exchange for a cash payment of £20 million (approximately $32 million based on current exchange rates).

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)	Exhibits

Please see attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: September 12, 2012	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Share Purchase Agreement, dated as of March 13, 2012, by and among Bottomline Technologies (de), Inc., Adrian Stafford-Jones and Christina Stafford-Jones.

(1)	Schedules 2 through 5 to this agreement have been omitted from this filing. The Company will furnish copies of these Schedules to the SEC upon request.